SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K
                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported: January 20, 2000

                   GOLD BANC CORPORATION, INC.

      (Exact name of registrant as specified in its charter)


     KANSAS                   0-28936             48-1008593

(State or other       (Commission File Number)   (IRS Employer
jurisdiction of                                   Identification
incorporation)                                    No.)


11301 Nall Avenue, Leawood, Kansas                66211

(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:(913) 451-8050

                               None
  (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On January 20, 2000 Gold Banc issued a press release (a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference) in which it announced its 1999 earnings.


ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.

     Exhibit No.         Description

         99.1            Press Release, issued January 20, 2000.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2000.
                                   GOLD BANC CORPORATION, INC.


                                   By:  /s/ J. Craig Peterson
                                        J. Craig Peterson, Chief
                                        Financial Officer

                                                Exhibit 99.1

                                   GOLD BANC CORPORATION, INC.
                                   11301 NALL AVENUE
                                   LEAWOOD, KANSAS 66211
                                   www:goldbanc.com

                                   NASDAQ: GLDB

AT GOLD BANC:
J. Craig Peterson        Brian J. Ruisinger
Exec. V.P. & CFO         Investor Relations
(913) 451-8050           (913) 451-8050
craigp@goldbanc.com      brianr@goldbanc.com

AT THE FINANCIAL RELATIONS BOARD (www.frbinc.com)
Paul Scheeler            Joyce Hanson
Analysts/Investors       Media Inquiries
(312) 640-6742           (312) 640-6756
pscheele@frb.bsmg.com    jhanson@frb.bsmg.com


FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 20, 2000

          GOLD BANC REPORTS RECORD 1999 YEAR-END RESULTS

                       ___________________


   NET EARNINGS PER SHARE INCREASED BY 36% OVER THE PRIOR YEAR,
       EXCLUSIVE OF NON-RECURRING EXPENSES RELATED TO THE
                CONSOLIDATION OF ITS KANSAS BANKS

LEAWOOD, KANSAS-JANUARY 20, 2000-GOLD BANC, (NASDAQ: GLDB), one of the country's fastest growing community bank and financial services companies, today announced record net earnings for 1999 of $0.75 per diluted share exclusive of non-recurring expenses related to consolidation of its Kansas banks.

Michael W. Gullion, Chairman and Chief Executive Officer, commented: "We are pleased to report record results for 1999. Excluding the one-time expenses we incurred to consolidate our Kansas operating units into one statewide organization, our diluted per share earnings were $0.75, which was an increase of 36% over $0.55 diluted per share earnings reported last year.
Our consolidation/repositioning expenses totaled $3.1 million after-tax, or $0.18 per diluted share. The consolidation will enhance operational and administrative efficiencies in the future and allow our community bank presidents to continue to devote maximum attention to ensuring that our customers receive the personalized attention they expect from Gold Banc. The combined Kansas Bank (Gold Bank) has total assets of $983 million and ranks as the third largest bank headquartered in Kansas."

Net earnings, after consolidation/repositioning expenses, for 1999 were $9.8 million, or $0.57 per diluted share. Net earnings increased 7% over 1998 net earnings of $9.1 million. Total assets at December 31, 1999 were $1.4 billion compared to $1.1 billion at December 31, 1998, an increase of 27%.

                              AT OR FOR THE TWELVE MONTHS ENDED DECEMBER 31,
                         (dollar amounts in thousands except per share amounts)
                                          1999 Without
                                         Non-Recurring                 Percentage
                        1999               Expense           1998        Change
TOTAL LOANS, NET      $   934,017      $      934,017      $    723,364    29.1%
TOTAL DEPOSITS        $ 1,086,537      $    1,086,537      $    926,687    17.3%
TOTAL ASSETS          $ 1,407,379      $    1,407,379      $  1,111,356    26.6%
NET EARNINGS          $     9,803      $       12,856      $      9,122    40.9%
NET EARNINGS PER
  DILUTED SHARE       $      0.57      $         0.75      $       0.55    36.4%
WTD. AVG. COMMON AND
  COMMON SHARE
  EQUIVALENTS
  OUTSTANDING          17,237,000       17,237,000                         16,707,000    3.2%

                                          -MORE-

                                                       GOLD BANC
                                                           ADD 1


Net interest income was $41.1 million in 1999, a 15% increase compared to the $35.6 million reported in 1998. Non-interest income of $18.1 million in 1999 doubled over 1998. The Company's ratio of non-interest income to net interest income was 44% for the year compared to 25% for 1998.

Gullion stated: "Our gains in net interest income and non-interest income over last year were due to solid internal growth and our successful efforts to expand fee-based income with our 1999 acquisitions of both CompuNet Engineering, Inc. and Regional Investment Company."

Total assets on December 31, 1999 were $1.4 billion, a 27% increase over last year.

Noted Gullion, "Loans to small businesses drove our loan growth of 29% over last year. Regional and our recent acquisition of Linn County Bank added $64 million in net loans. Strong loan growth was attained while maintaining the high quality of our loan portfolio. Non-performing loans to total loans were 0.42% at year-end, compared to 0.50% last year."

Gullion concluded, "Our return on equity, exclusive of one-time expenses, was 14.6% for the year, which was on target. Our return on assets for 1999 was 1.07%, improving from 0.93% in 1998. We closed three acquisitions during 1999 and we currently have four transactions pending which would add nearly $1.5 billion in assets to our Company. We expect these transactions to close in the first quarter of 2000."


SAFE HARBOR STATEMENT

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) expected cost savings from acquisitions cannot be fully realized or realized within the expected time frame; (2) revenues following the merger are lower than expected; (3) competitive pressures among depository institutions increase significantly; (4) costs or difficulties related to the integration of the business of the organizations are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in states in which the combined company will be doing business, are less favorable than expected; and (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

       FOR MORE INFORMATION ON GOLD BANC TOLL-FREE VIA FAX, SIMPLY DIAL 1-800-PRO-INFO, FOLLOW THE VOICE MENU PROMPTS AND
      ENTER THE COMPANY CODE "GLDB" ON ANY TOUCH TONE PHONE,
  OR VISIT THE GOLD BANC PAGE ON FRB'S WEBSITE AT WWW.FRBINC.COM

               VISIT GOLD BANC AT WWW.GOLDBANC.COM

                    FINANCIAL TABLES FOLLOW...

                     GOLD BANC CORPORATION, INC.
                SELECTED CONSOLIDATED OPERATING DATA                  GOLD BANC
          (Dollars in thousands except per-share amounts)                 ADD 2


                                (unaudited)           (unaudited)
                             Year to date               Quarter             Year to date           Quarter
                               earnings                earnings              earnings              earnings
                                as of                    as of                 as of                 as of
                             December 31,             December 31,          December 31,            December 31,
                                1999                    1999                   1998                   1998
SELECTED OPERATING DATA:
Interest income             $      89,880           $      24,665         $          75,196     $     20,623
Interest expense                   48,793                  13,774                    39,588           11,028
  NET INTEREST INCOME              41,087                  10,891                    35,608            9,595

Provision for loan losses           1,602                     301                     2,781              980
Net interest income after
  provision for
  loan losses                      39,485                  10,590                    32,827            8,615
Non-interest income:
  Service charges                   4,124                   1,093                     3,275            1,000
  Gain on sale of
    mortgage loans                  3,253                   1,694                     1,106              337
  Gain on sale of securities          170                      --                        94                2
  Gain on sale of assets              (47)                    (70)                      (85)             (75)
  Investment trading
    fees & commissions              3,293                     737                     3,265            1,088
  Other                             7,274                   2,125                     1,123              436
  NON-INTEREST INCOME              18,067                   5,579                     8,778            2,788

Non-interest expenses:
  Salaries and employee
    benefits                       19,969                   6,186                    13,307            4,035
  Occupancy expense                 3,910                   1,126                     2,482              904
  Depreciation expense              1,997                     458                     1,656              491
  Goodwill amortization
    expense                         1,126                     405                       513              213
  Consolidation/repositioning
    expense                         4,577                   4,577                         -                -
  Other                            11,167                   3,748                    10,121            4,245
  NON-INTEREST EXPENSES            42,746                  16,500                    28,079            9,888

Net earnings before
  income taxes                     14,806                    (331)                   13,526            1,515
Income tax expense                  5,003                      58                     4,404              517

  NET EARNINGS              $       9,803           $        (389)        $           9,122     $        998


PER SHARE DATA:
Net earnings
  per share (Diluted)       $        0.57           $       (0.02)        $            0.55     $       0.06
Book Value per share        $        4.92           $        4.92         $            4.88     $       4.88
Period end shares
  outstanding                      17,698                  17,698                    17,182           17,182
Weighted Avg. Shares
  Outstanding                      17,237                  17,223                    16,707           17,023

                                           GOLD BANC
                                               ADD 3


                  GOLD BANC CORPORATION, INC.
        CONSOLIDATED CONDENSED STATEMENT OF CONDITION
       (Dollars in thousands except per-share amounts)
                  December 31, 1999 and 1998

                                                   (unaudited)
                                                December 31, 1999        December 31, 1998
ASSETS
Cash and due from banks                         $             59,602     $           36,305
Federal funds sold & interest-bearing
  deposits                                                    27,597                 62,798
Loans (net of allowance for loan losses                      934,017                723,364
  of $12,233 as of December 31, 1999
  and $10,752 as of December 31, 1998)
Investment securities                                        276,580                229,520
Premises and equipment                                        34,268                 26,183
Goodwill                                                      36,890                 13,328
Accrued interest & other assets                               38,425                 19,858
Total Assets                                    $          1,407,379     $        1,111,356

LIABILITIES
Deposits                                        $          1,086,537     $          926,687
Federal funds purchased &
  short-term borrowings                                       76,189                 14,212
Long-term debt                                                75,410                 49,958
Guaranteed preferred beneficial
  interests in Company's debentures                           66,300                 28,750
Accrued interest & other liabilities                          15,929                  7,938
Total Liabilities                                          1,320,365              1,027,545

STOCKHOLDERS' EQUITY
Common stock                                                  17,698                 17,182
Additional paid-in capital                                    32,970                 29,200
Retained earnings                                             45,665                 37,235
Accumulated comprehensive income, net                        (6,144)                    391
                                                              90,189                 84,008
less:  unearned compensation                                 (3,175)                  (197)
                Total Stockholders' Equity                    87,014                 83,811

Total Liabilities and Stockholders' Equity      $          1,407,379     $        1,111,356

                                                    GOLD BANC
                                                        ADD 4


                    GOLD BANC CORPORATION, INC.
                     KEY RATIOS AND OTHER DATA
                         December 31, 1999
           (Dollars in thousands except per-share data)

                                                       Without Non-
                                                     Recurring Expense                     Percent
                                    December 31,        December 31,    December 31,       Increase
                                       1999                 1999            1998          (Decrease)
KEY RATIOS AND OTHER DATA
Net interest margin                       3.83%            3.83%            4.11%            (6.81)
Net interest spread                       3.41%            3.41%            3.67%            (7.08)
Return on average assets                  0.82%            1.07%            0.93%            15.05
Return on average equity                 11.15%           14.63%           11.59%            26.23
Leverage ratio                            7.02%            7.02%            8.80%           (20.23)
Tier one capital ratio                    6.67%            6.67%            8.51%           (21.62)
Tier two capital ratio                   10.05%           10.05%            9.98%             0.70
Non-performing loans to
  total loans                             0.42%            0.42%            0.50%           (16.00)
Non-performing assets to
  total assets                            0.42%            0.42%            0.47%           (10.64)
Allowance for loan losses to
  total loans                             1.29%            1.29%            1.46%           (11.64)
Allowance for loan losses to
  non-performing                        311.11%          311.11%          290.59%             7.06
Net loan charge-offs
  (recoveries) to avg. loans              0.24%            0.24%            0.21%            14.29
Efficiency ratio                         74.43%           69.12%           67.50%             2.40


INCOME STATEMENT HIGHLIGHTS
Net Earnings                   $           9,803      $    12,856      $    9,122             40.93
Net Interest Income                       41,087           41,087          35,608             15.39
Loan Loss Provision                        1,602            1,602           2,781            (42.39)
Noninterest Income                        18,067           18,067           8,778            105.82
Noninterest Expense                       42,746           38,169          28,079             35.93
Income Tax Expense (Benefit)               5,003            6,527           4,404             48.21
Earnings Per Share (Diluted)   $            0.57      $      0.75      $     0.55             36.36

______________________________

                                           At                           At
BALANCE SHEET HIGHLIGHTS           December 31, 1999             December 31, 1998
Total Assets                   $               1,407,379     $          1,111,356          26.64
Total Loans, net               $                 934,017     $            723,364          29.12
Nonperforming Loans            $                   3,932     $              3,700           6.27
Total Deposits                 $               1,086,537     $            926,687          17.25
Stockholders' Equity           $                  87,014     $             83,811           3.82
Book Value Per Share           $                    4.92     $               4.88           0.82